SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed  by  the  Registrant  [X]
Filed  by  a  Party  other  than  the  Registrant  [ ]

Check  the  appropriate  box:

     [ ]  Preliminary Proxy Statement
     [ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
     [ ]  Definitive Proxy Statement
     [ ]  Definitive Additional Materials
     [X]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12



                      ADAIR INTERNATIONAL OIL AND GAS, INC.
                (Name of Registrant as Specified in its Charter)

                                 NOT APPLICABLE
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant )

Payment  of  Filing  Fee  (check  the  appropriate  box):

     [X]  No fee required.
     [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
          0-11.
          1)   Title of each class of securities to which transaction applies:
          2)   Aggregate number of securities to which transaction applies:
          3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth amount on which filing fee is calculated and state how it was determined):
          4)   Proposed maximum aggregate value of transaction:
          5)   Total fee paid:
     [ ]  Fee paid previously with preliminary materials.
     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offering fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of the filing.
          1)   Amount previously paid:
          2)   Form, Schedule or Registration Statement No.:
          3)   Filing Party:
          4)   Date Filed:

                                 CHAIRMAN UPDATE
                                 ---------------

                                December 10, 2001

John W. Adair
Chairman and Chief Executive Officer
Adair International Oil & Gas, Inc.
Suite 100
3000 Richmond Avenue
Houston, Texas 77098

     Re: Allegations on TheNewAIGI.com

Dear Mr. Adair:

     You have asked for my legal opinion regarding what the Company can do about the false statements published at TheNewAIGI.com website. The Company's research shows that the website administrator is Mr. Dick Boyce, a disgruntled former officer and one-time elected board member. Mr. Swift is also a disgruntled former employee. As you know, Mr. Boyce and Mr. Swift are no longer with the Company because their views clashed with current management's views. I believe that this new website is another round in Mr. Boyce's and his group's personal vendetta against the Company and its management.

     Mr. Boyce's lack of loyalty to the Company goes back almost from the start of his association with the Company. As you know, during Mr. Alghani's and my trip to Yemen we uncovered evidence of Mr. Boyce's inappropriate conduct and usurpation of corporate opportunities by attempting to secure for himself consulting deals on certain blocks in Yemen without first offering those opportunities to the Company. The Company also uncovered evidence that Mr. Boyce and his cohorts were performing work in Texas and Louisiana as independent consultants that should have produced income for Adair Exploration instead of personal income for Mr. Boyce and his cohorts. Mr. Boyce has apparently further attempted to undercut management by frustrating the Company's efforts to obtaining financing for its power projects in the El Paso deal. Finally, based on what I have been told and the letters Mr. Boyce has sent, it is my opinion that Mr. Boyce has generally made poor business decisions as an unsophisticated businessman whose aspirations are much higher than his ability to achieve them.

     As part of my investigation of this website, I spoke with fellow Harvard Law School alum Mr. Joseph G. Soliz, HLS '79, about his nomination on the website to be a member of the Board of Directors of a new AIGI led by Mr. Boyce and his cohorts. He told me that he knew nothing about the website. He told me that he had had a brief chance meeting with Mr. Boyce when Mr. Boyce was at El Paso's offices meeting with another El Paso's employees, but that he had not had any contact with Mr. Boyce since that chance meeting several months prior. He further stated that although he did not reject the idea of serving on the Board of Directors of a new AIGI, he made no definitive agreement to so serve if elected. My understanding of his meeting with Mr. Boyce is that Mr. Soliz communicated to Mr. Boyce that Mr. Soliz might serve on the Board after further review of Mr. Boyce, his group and the Company.

     After speaking with Mr. Soliz, I am sure that Mr. Boyce's website is more of the same smoke and mirrors that Mr. Boyce and his group have used in the past on the internet in an effort to harm the Company's management. Unfortunately, the statements made by these disgruntled former employees are damaging to the Company's image because people may be uninformed about Mr. Boyce's group's motives as well as the relationship between these former employees and the Company. Therefore, the uninformed might very well believe what Mr. Boyce and his cohorts say.

     I found it quite interesting that that Mr. Boyce was at El Paso's offices several months ago. The timing of his being at El Paso suggests that Mr. Boyce may have been interfering with the Company's ability to obtain financing for the Company's power projects. Based on this fact and Mr. Boyce's statements about financing on his website, it could be that Mr. Boyce is attempting to induce El Paso into backing his group of cohorts. Mr. Boyce may very well be doing so by using the financial and other information provided by the Company to El Paso about the Company's potentially lucrative power projects business.

     Based on the information that Mr. Adair, Mr. Alghani, the Company, and others have provided, as well as evidence I myself have uncovered while acting as the Company's general counsel, it is my opinion that the allegations of wrongdoing are false. While at the Company's offices, I have never seen anyone waste corporate assets, falsify tax forms, sell stock in an illegal manner, threaten anyone in any way, or act in anything other than a professional manner. Additionally, I have never seen anyone engage in any conduct that suggests that they would do so outside my presence. Furthermore, the fact that the Company is audited regularly by outside accounts further supports my belief that Mr.
Boyce's website's allegations are false. Outside accountants would certainly have uncovered evidence pointing to the alleged wrongdoing published at TheNewAIGI.com were those allegations true. If accountants had uncovered such wrongdoing, those accountants would surely have reported the wrongdoing or would not have agreed to have their work released to the SEC or anyone else.

     Based on the foregoing, I advise that the Company draft a lawsuit to address TheNewAIGI.com's false and untrue statements naming Messrs. Boyce and Swift as defendants and adding other of Mr. Boyce's cohorts if we uncover evidence of each cohort's involvement in Mr. Boyce's defamatory website. I have begun drafting this lawsuit and hope to have completed it by close of business tomorrow or Wednesday.


          Sincerely,




          Bryan J. Yarnell, Esq.
          General Counsel
          Adair International Oil & Gas, Inc.


THE BOARD OF DIRECTORS OF ADAIR INTERNATIONAL OIL AND GAS, INC. CONSISTS OF MESSRS. JOHN W. ADAIR AND JALAL ALGHANI AND DR. JOHN EFTEKHAR. MR. ADAIR IS THE CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER OF ADAIR AND OWNS 10,400,101 SHARES (7.8%) OF ADAIR COMMON STOCK. MR. ALGHANI IS THE CHIEF FINANCIAL OFFICER OF ADAIR AND OWNS 10,384,000 SHARES (7.8%) OF ADAIR COMMON STOCK. THE BOARD OF DIRECTORS AND SENIOR EXECUTIVES OF ADAIR (INCLUDING MESSRS. ADAIR AND ALGHANI) WILL SEEK PROXIES FROM THE SHAREHOLDERS OF ADAIR TO RE-ELECT THE CURRENT MEMBERS OF THE BOARD OF DIRECTORS IN OPPOSITION TO SCORE. SHAREHOLDERS OF ADAIR SHOULD READ THE ADAIR INTERNATIONAL OIL AND GAS, INC. PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT CONTAINS IMPORTANT INFORMATION REGARDING THE ELECTION OF DIRECTORS. THE ADAIR INTERNATIONAL OIL AND GAS, INC. PROXY STATEMENT AND OTHER RELEVANT INFORMATION IS AVAILABLE FREE AT THE SECURITIES AND EXCHANGE COMMISSION WEB SITE AT WWW.SEC.GOV.


Cc: Jalal Alghani, Vice Chairman & Chief Financial Officer

                                 CHAIRMAN UPDATE
                                 ---------------
From:    John W. Adair

To:      ADAIR INTERNATIONAL OIL & GAS, INC. SHAREHOLDERS

Date:    December 14, 2001

Subject: Chairmans Update.


Dear Shareholders,

Pursuant to the subject of this letter, I respectfully submit to you the following information in order to keep Adair's shareholders informed:

1. SCORE in its recent press release of December 13, 2001 and on its website has made various allegations against the Company and its management. The Company's research shows that the SCORE website administrator is Mr. Dick Boyce. Mr. Boyce is a disgruntled former officer and one-time elected board member of the Company. Also involved in the website is Mr. Larry Swift another disgruntled former employee. Mr. Boyce and Mr. Swift are no longer with the Company because their views clashed with management's views. SCORE's website is another round in Mr. Boyce's and his group's personal vendetta against the Company and its management.

2. Mr. Boyce's lack of loyalty to the Company goes back almost from the start of his association with the Company. When the Company's Chief Financial Officer, Mr. Jalal Alghani and its General Counsel, Mr. Bryan Yarnell, traveled to Yemen in late June through early July of this year, they discovered evidence of Mr. Boyce's self-dealing at the expense of the Company. Electronic mails discovered by Messrs. Alghani and Yarnell revealed that Mr. Boyce has been planning for a long time to either take over the Company or destroy it. Mr. Boyce had several alternative plans established to do so. These electronic mails were between Mr. Boyce and another disgruntled former employee-Gene Ackerman. Mr. Boyce and Mr. Ackerman had evidently lost jobs together before and made light of the fact that they had lost their jobs with the Company. Ackerman, Boyce, Swift and others continue to work hand in hand to try to destroy this Company.

3. As far as Mr. Boyce and his group of cohorts that were formerly with the Company, the Company has evidence that Mr. Boyce and other disgruntled former employees were using corporate assets and time to secure for themselves consulting work that should have gone to Adair International's wholly owned subsidiaries Adair Exploration, Inc. and Adair Yemen Exploration, Limited. Mr. Boyce's greed is evident from the fact that he was actively taking opportunities from the Company for himself and others. Mr. Boyce's lack of loyalty to the Company is also evident from this. He violated his fiduciary duties. His behavior shows his lack of concern for the Company because his self-interest comes before the Company.

4. Based on his group's website, Mr. Boyce has apparently further attempted to undercut management by frustrating the Company's efforts to obtaining financing for its power projects in the El Paso deal. The Company's General Counsel, Mr. Yarnell, who is himself a 1996 graduate of Harvard Law School and a former United States Naval Officer who taught nuclear physics while in the U.S. Navy, spoke with Mr. Joseph G. Soliz, Harvard Law School 1979, on Friday, December 7, 2001 about Mr. Soliz's nomination to be a member of the Board of Directors of a new AIGI led by Mr. Boyce and his cohorts. Mr. Soliz told Mr. Yarnell that he knew nothing about the website. He told Mr. Yarnell that he had had a brief chance meeting with Mr. Boyce when Mr. Boyce was at El Paso's offices meeting with other of El Paso's employees. Mr. Soliz told Mr. Yarnell that he had not had any contact with Mr. Boyce since that chance meeting several months prior. He further told Mr. Yarnell that although he did not reject the idea of serving on the Board of Directors of a new AIGI, he made no definitive agreement to so serve if elected. Mr. Yarnell's understanding of Mr. Soliz's meeting with Mr. Boyce is that Mr. Soliz communicated to Mr. Boyce that Mr. Soliz might serve on the Board after further review of Mr. Boyce, his group and the Company. Mr. Yarnell has yet to speak to Mr. Close about his nomination to Mr. Boyce's new Board. It would not surprise me at all if Mr. Close also has very little commitment to Mr. Boyce. What is apparent from Mr. Soliz's conversation with Mr. Yarnell is that Mr. Boyce was at El Paso at a time when Adair International Oil & Gas was in confidential negotiations with that company. The Company has always wondered why El Paso backed out on a solid deal backed by solid assets for certain financing arrangements. Based on Mr. Boyce's website, it would not surprise me at all if Mr. Boyce offered some sort of back door deal to El Paso to cause it to end negotiations with Adair International. His conduct surely would make any reputable company jittery during any negotiations. The Company will be investigating whether any civil wrongdoing has occurred vis a vis El Paso and Mr. Boyce.

5. As for Mr. Boyce's claim of having assurances of $5,000,000 in financing, I doubt very seriously that anybody is backing Mr. Boyce and his group with such money. If Mr. Boyce had such clout, then why did he not use it for the benefit of the Company when he was with the Company? I believe the answer is that Mr. Boyce either does not have such backing or would rather see the Company injured if he cannot control it. Since he lost his proxy fight in June, Mr. Boyce has acted against the Company at every turn. Therefore, I believe he simply is trying to injure the Company. With so much stock in the Company, Mr. Boyce appears to be cutting off his nose to spite his face.

6. As for Mr. Boyce's allegations on his website and in SCORE's press release about myself, Mr. Alghani, Mr. Alzamir and Ms. Quintero, they are false. Neither myself, Mr. Alghani, Mr. Alzami nor Ms. Quintero have ever done anything illegal or underhanded in transferring stock, paying employees, reporting income to the IRS, falsifying IRS reports, or making threats against Mr. Swift or anyone else. Adair International is a reputable company that takes its grievances to the courts. This is why I have instructed Mr. Yarnell to draft a lawsuit against Mr. Boyce and Mr. Swift regarding the SCORE website for defamation and other torts. Therefore, today, December 14, 2001, the Company, by and through its General Counsel, filed a defamation lawsuit in Harris County, Texas in a State District Court naming Richard G. Boyce and Larry Swift as defendants. As the Company discovers the identities of others who actively participated in SCORE's false statements, it will add those individuals to the lawsuit.

7. As for Mr. Swift, he is a Certified Public Accountant. The fact that he is now involved with Mr. Boyce and has transmitted certain internal Company information to Mr. Boyce is a violation of his fiduciary obligation to the

     Company. Let me make it clear that the Company does not have a problem with Mr. Swift allegedly disclosing the alleged wrongdoing that Mr. Swift says went on at the Company. The Company does have a problem with Mr. Swift disclosing sensitive financial information and sensitive information regarding the Company's business dealings that have not yet been made public to Mr. Boyce. Mr. Boyce will simply use this information to try and thwart the Company's efforts as he apparently did with El Paso. Mr. Boyce is no longer associated with the Company and should not have been given non-public sensitive information.

8. The Company is actively pursuing all avenues to address the SCORE situation. The Company has already contacted the General Counsel for PRNewsWire regarding SCORE's press release. The Company has also contacted the Internet Service Provider for SCORE's website regarding SCORE's violation of defamation laws and publishing of private information on its website. Finally, the Company is actively trying to shutdown the misinformation put out on Raging Bull and other internet related sites. The Company regrets having to try to silence these dissidents, but freedom of speech is one thing and lying is another. The Company always encourages open debate but SCORE and its associates have gone beyond debate into libel and slander. The Company has an obligation to its shareholders to put a stop to it.

9. Finally, I find SCORE's business plan to be very interesting in that it mostly mentions projects that were brought into the Company through efforts of current management. The projects to which I refer are well known to our investors and shareholders. These projects have been and are still worth potentially hundreds of millions of dollars.

John W. Adair



THE BOARD OF DIRECTORS OF ADAIR INTERNATIONAL OIL AND GAS, INC. CONSISTS OF MESSRS. JOHN W. ADAIR AND JALAL ALGHANI AND DR. JOHN EFTEKHAR. MR. ADAIR IS THE CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER OF ADAIR AND OWNS 10,400,101 SHARES (7.8%) OF ADAIR COMMON STOCK. MR. ALGHANI IS THE CHIEF FINANCIAL OFFICER OF ADAIR AND OWNS 10,384,000 SHARES (7.8%) OF ADAIR COMMON STOCK. THE BOARD OF DIRECTORS AND SENIOR EXECUTIVES OF ADAIR (INCLUDING MESSRS. ADAIR AND ALGHANI) WILL SEEK PROXIES FROM THE SHAREHOLDERS OF ADAIR TO RE-ELECT THE CURRENT MEMBERS OF THE BOARD OF DIRECTORS IN OPPOSITION TO SCORE. SHAREHOLDERS OF ADAIR SHOULD READ THE ADAIR INTERNATIONAL OIL AND GAS, INC. PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT CONTAINS IMPORTANT INFORMATION REGARDING THE ELECTION OF DIRECTORS. THE ADAIR INTERNATIONAL OIL AND GAS, INC. PROXY STATEMENT AND OTHER RELEVANT INFORMATION IS AVAILABLE FREE AT THE SECURITIES AND EXCHANGE COMMISSION WEB SITE AT WWW.SEC.GOV.

January 11, 2002

John W. Adair
Chairman and Chief Executive Officer
Adair International Oil & Gas, Inc.
Suite 100
3000 Richmond Avenue
Houston, Texas 77098

Re: Allegations on TheNewAIGI.com

Dear Mr. Adair:

     I spoke with Joseph G. Soliz again this week to clarify several issues raised by SCORE's statements regarding my letter to you of December 10, 2001. Mr. Soliz stated that he no longer wishes to be associated with SCORE and is removing himself as a nominee or potential nominee for SCORE's slate of directors. Attached hereto is a letter from Mr. Soliz regarding his removal. I assume that Mr. Boyce will follow Mr. Soliz's wishes in that regard and remove Mr. Soliz from SCORE's website. Evidently SCORE's statement that Mr. Soliz "will serve if elected by the AIGI shareholders to their Board of Directors" is no longer true.

     SCORE alleges on their website that "Mr. Soliz has authorized the SCORE Group to state definitively that he has investigated the SCORE Group's allegations and believes there is a legitimate basis to the evidence against Mr. Adair and Mr. Alghani." Mr. Soliz told me that he has done no such investigation and that he never stated that there is a legitimate basis to the alleged evidence against Mr. Adair and Mr. Alghani.

     Regarding where he met Mr. Boyce, Mr. Soliz told me that he did meet with Mr. Boyce at a home and that he is unaware of Mr. Boyce ever having been at El Paso's offices. This is different from what I recollect from my initial conversation with Mr. Soliz.

     Finally, as to the rest of SCORE's statements regarding my letter to you of December 10, 2001, Mr. Boyce can fully apprise himself of the evidence against him in a court of law in either the lawsuit filed against him by me on behalf of the company or in the lawsuit filed against him by Smyser Kaplan & Veselka on behalf of the company. To date, he has not appeared in or responded to either lawsuit.

                      Sincerely,


                      Bryan  J.  Yarnell,  Esq.
                      General  Counsel
                      Adair International Oil & Gas, Inc.


THE BOARD OF DIRECTORS OF ADAIR INTERNATIONAL OIL AND GAS, INC. CONSISTS OF MESSRS. JOHN W. ADAIR AND JALAL ALGHANI AND DR. JOHN EFTEKHAR. MR. ADAIR IS THE CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER OF ADAIR AND OWNS 10,400,101 SHARES (7.8%) OF ADAIR COMMON STOCK. MR. ALGHANI IS THE CHIEF FINANCIAL OFFICER OF ADAIR AND OWNS 10,384,000 SHARES (7.8%) OF ADAIR COMMON STOCK. THE BOARD OF DIRECTORS AND SENIOR EXECUTIVES OF ADAIR (INCLUDING MESSRS. ADAIR AND ALGHANI) WILL SEEK PROXIES FROM THE SHAREHOLDERS OF ADAIR TO RE-ELECT THE CURRENT MEMBERS OF THE BOARD OF DIRECTORS IN OPPOSITION TO SCORE. SHAREHOLDERS OF ADAIR SHOULD READ THE ADAIR INTERNATIONAL OIL AND GAS, INC. PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT CONTAINS IMPORTANT INFORMATION REGARDING THE ELECTION OF DIRECTORS. THE ADAIR INTERNATIONAL OIL AND GAS, INC. PROXY STATEMENT AND OTHER RELEVANT INFORMATION IS AVAILABLE FREE AT THE SECURITIES AND EXCHANGE COMMISSION WEB SITE AT WWW.SEC.GOV.

                                CHAIRMAN UPDATE
                                ---------------

From:     John W. Adair

To:       ADAIR INTERNATIONAL OIL & GAS, INC. SHAREHOLDERS

Date:     April 16, 2002

Subject:  Chairman's update


Dear Shareholders,


Pursuant to the subject of this letter, I respectfully submit to you the following information relating to ADAIR International Oil & Gas, Inc:


1. The work program in the exploration Block 20, Republic of Yemen is progressing and the first well should be drilled by November 2002. ADAIR is projecting up to 360 million barrels of recoverable reserves in the Block. ADAIR and OCCIDENTAL/SABA are in Arbitration over the operatorship of the Block and through the information I have the Arbitration is progressing in a very positive manner for ADAIR. The field operations are progressing as planned.

2. ADAIR filed its 10K today and there are some positive figures in that our balance sheet increased from nine ($9) million USD to almost thirteen ($13) million USD. One of the positive projects that the company is looking to is the feasibility study for the natural gas in the Republic of Congo whereby the gas is utilized to develop an Industrial Free Trade Zone and bring industry and employment to the country. I went to the Republic of Congo and signed the five ($5) million USD contract which was also signed by the President of Congo, President Denis Sassou and other ministers. I met with the U.S. Ambassador and subsequently the World Bank in Washington, D. C. and we have received only positive encouragement for the project. Congo businessman paid for our expenses for the trip and we look forward to a valuable project. ADAIR is also in a dialogue for other similar projects in other locations where natural gas is plentiful.

3. ADAIR is also in a dialogue with parties who would like to invest in exploration in the Middle East. I will advise at the appropriate time.

4. The 630 MW natural gas fired power plant in Southern California where ADAIR has a Development Agreement with CALPINE is progressing although the permitting is taking longer than anticipated. CALPINE/consultants, ADAIR and the tribe have a progress conference call every two (2) weeks and although the permitting is taking more time from all indications, this project will be built and it is a very valuable asset for ADAIR with the anticipated future net revenue projected for the company to be substantial.

5. PROXY FIGHT: It appears that Dick Boyce through his company, SCORE, has filed another preliminary proxy statement with the Securities and Exchange Commission stating that SCORE intends to engage in a proxy fight with current management. These recent SCORE filings essentially contain the same old false allegations against current management and the company that Dick Boyce has caused SCORE to publish over the internet ever since he lost his bid for control of the company last year. Dick Boyce and his cohorts never seem to give up on their story that somehow the company has harmed them when in fact Dick Boyce and his cohorts are the ones that have harmed the company. I believe the company's responses in the past and in its various lawsuits against Dick Boyce in which he is a named party fully address Dick Boyce's, his company's, and SCORE's recent SEC filings. ADAIR has been instructed to not try our case against these entities over the Internet but try it in the courtroom. Our cause of action against OCCIDENTAL/Boyce and others speak for itself. The damages to ADAIR as filed could be in the hundred ($100) million-dollar range.

6. The primary difference between SCORE and present management is that we are trying to build a company and bring value to the shareholders while SCORE/Boyce is trying to destroy a company. WE WILL PREVAIL AND THEY WILL NOT SUCCEED, SO DO NOT BE MISLED BY THEIR ALLEGATIONS AND SOLICITATION FOR VOTES.

7. ADAIR anticipates being in a position to go forward in developing the other eighteen (18) sites for natural gas fired power plants located within the Continental United States during this quarter of our fiscal year.

8. All hands at ADAIR greatly appreciate your phone calls and emails of encouragement. All of you are important to us and we will continue to dedicate ourselves to increasing the share price and bring the projects underdevelopment to an operational status.


Very Respectfully,

John W. Adair

This news release contains forward-looking statements within the meaning of Securities Litigation Reform Act that involves risk and uncertainties, including exploration, development, operational and marketing and implementation risks, and other facts described from time to time in the company's public available SEC reports which could cause results to differ materially.


THE BOARD OF DIRECTORS OF ADAIR INTERNATIONAL OIL AND GAS, INC. CONSISTS OF MESSRS. JOHN W. ADAIR AND JALAL ALGHANI AND DR. JOHN EFTEKHAR. MR. ADAIR IS THE CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER OF ADAIR AND OWNS 10,400,101 SHARES (7.8%) OF ADAIR COMMON STOCK. MR. ALGHANI IS THE CHIEF FINANCIAL OFFICER OF ADAIR AND OWNS 10,384,000 SHARES (7.8%) OF ADAIR COMMON STOCK. THE BOARD OF DIRECTORS AND SENIOR EXECUTIVES OF ADAIR (INCLUDING MESSRS. ADAIR AND ALGHANI) WILL SEEK PROXIES FROM THE SHAREHOLDERS OF ADAIR TO RE-ELECT THE CURRENT MEMBERS OF THE BOARD OF DIRECTORS IN OPPOSITION TO SCORE. SHAREHOLDERS OF ADAIR SHOULD READ THE ADAIR INTERNATIONAL OIL AND GAS, INC. PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT CONTAINS IMPORTANT INFORMATION REGARDING THE ELECTION OF DIRECTORS. THE ADAIR INTERNATIONAL OIL AND GAS, INC. PROXY STATEMENT AND OTHER RELEVANT INFORMATION IS AVAILABLE FREE AT THE SECURITIES AND EXCHANGE COMMISSION WEB SITE AT WWW.SEC.GOV.

                                 CHAIRMAN UPDATE
                                 ---------------

From:     John W. Adair

To:       ADAIR INTERNATIONAL OIL & GAS, INC. SHAREHOLDERS

Date:     May 21, 2002

Subject:  Chairman's Update

Dear Shareholders,

Pursuant to the subject of this letter, I respectfully submit to you the following:

1. The shareholder meeting is tentatively set to be held on July 15, 2002 in Houston, Texas. The exact time and location will be forthcoming in the near future.

2. Mr. Jalal Alghani is currently in the Middle East pursuing the interest of the company related to the co-generation sugar refinery to be located in Aden Free Zone. In addition, as we all know ADAIR/OCCIDENTAL are in Arbitration over the Exploration Block 20 in Yemen and I feel very comfortable with our legal position and the representation that we receive from the firm of White & Case.

3. ADAIR/CALPINE with consultants had its bi-weekly conference call yesterday relating to the 600 MW project in Southern California and the project is moving forward as per previous communications from CALPINE that is public knowledge.

4. The SCORE Group/Boyce continues to attack and damage the company through their allegations while they pursue their proxy fight. We will prevail in this proxy fight, repair the damage they have done and move forward in building this company as planned. WE WILL NOT FAIL! I appreciate your encouraging emails and although there is not enough time to answer all of them, you can rest assured that ADAIR is working very diligently to bring our current projects and others to completion.

Very Respectfully,

John W. Adair

This news release contains forward-looking statements within the meaning of Securities Litigation Reform Act that involves risk and uncertainties, including exploration,


THE BOARD OF DIRECTORS OF ADAIR INTERNATIONAL OIL AND GAS, INC. CONSISTS OF MESSRS. JOHN W. ADAIR AND JALAL ALGHANI AND DR. JOHN EFTEKHAR. MR. ADAIR IS THE CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER OF ADAIR AND OWNS 10,400,101 SHARES (7.8%) OF ADAIR COMMON STOCK. MR. ALGHANI IS THE CHIEF FINANCIAL OFFICER OF ADAIR AND OWNS 10,384,000 SHARES (7.8%) OF ADAIR COMMON STOCK. THE BOARD OF DIRECTORS AND SENIOR EXECUTIVES OF ADAIR (INCLUDING MESSRS. ADAIR AND ALGHANI) WILL SEEK PROXIES FROM THE SHAREHOLDERS OF ADAIR TO RE-ELECT THE CURRENT MEMBERS OF THE BOARD OF DIRECTORS IN OPPOSITION TO SCORE. SHAREHOLDERS OF ADAIR SHOULD READ THE ADAIR INTERNATIONAL OIL AND GAS, INC. PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT CONTAINS IMPORTANT INFORMATION REGARDING THE ELECTION OF DIRECTORS. THE ADAIR INTERNATIONAL OIL AND GAS, INC. PROXY STATEMENT AND OTHER RELEVANT INFORMATION IS AVAILABLE FREE AT THE SECURITIES AND EXCHANGE COMMISSION WEB SITE AT WWW.SEC.GOV.

                                 CHAIRMAN UPDATE
                                 ---------------

From:    John W. Adair

To:      ADAIR INTERNATIONAL OIL & GAS, INC. SHAREHOLDERS

Date:    May 29, 2002

Subject: Chairman's Update-Shareholder's Meeting.

Dear Shareholders,

Pursuant to the subject of this letter, I respectfully submit to you the following:

1.   The Shareholders meeting will be held as follows:

     a.   Place:   Chase Center Auditorium

     b.   Address: 601 Travis, Houston, Texas 77002

     c.   Time:    9:00 AM Central Time

     d.   Date:    Monday, July 15, 2002

2. Dr. John Eftekhar Ph.D. has agreed to serve on the Board of Directors if elected at the subject meeting. Dr. Eftekhar's resume is as follows:

     John Eftekhar PhD., PE, ASME FELLOW: Dr. John Eftekhar's educational background includes a PhD. and M.S. degree in Mechanical Engineering from the University of Texas (UT), Arlington, Texas. In 1989 Dr. Eftekhar's served as an Associate and Assistant Professor of Mechanical Engineering at the University of Texas, San Antonio (UTSA) and the Director of the UTSA Power & Dynamics Systems Lab. Dr. Eftekhar has also served as an Adjunct Professor of Graduate Engineering Program at the University of Texas. In 1991 Dr. Eftekhar became Chairman of Mechanical Engineering at UTSA and in 1999 became Chairman of UTSA Nuclear and Radiation Safety. Dr. Eftekhar has also served in the capacity of analysis, energy, and patent evaluation and was a Mechanical Engineering Design Consultant for the US Air Force. He has completed consulting work for Southwest Research Institute, Breen and Associates, Engineering Design and Energy Audit, Efficient Energy Engineers, Energy Conservation and Power Generation and the Pouzim Company. Dr. Eftekhar is also a registered Professional Engineer in the state of Texas, number 59092. Dr. Eftekhar has professional memberships in the following: American Society of Mechanical Engineers, Past Member of the Board (STS) and Faculty Advisor to the American Society of Engineering

     Education and is a member of Sigma XI Honorary Society. Dr. Eftekhar has over sixty publications related to engineering design, energy and power generation, thermal storage systems, measurements and instrumentation, non-destructive testing, expert systems, component design and evaluation, accident reconstruction and has conducted twelve (12) workshop/seminars in the area of; Mechanical Design, Power and Energy, Product Liability in Design, Physics and Engineering in Accident Reconstruction, Engineer in Training and Safety. Dr. Eftekhar's accomplishments and awards include the following: Fellow of American Society of Mechanical Engineers (ASME), 2002 President's Distinguished Award of Service, 1996 Who's Who Among American's Teachers, 1995 Sterling Who's Who (Top List), 1992 Who's Who in America, 1990 Who's Who in American Education, 1990 Who's Who in South and Southwest, Chair of Technical Activities, Elected to the US Air Force Scientific Advisory Board, 1991 Selected by Citizens Ambassador Program to visit Russia as a US Engineers Representative, Engineering Team Leader for the Technology Transfer Team of San Antonio, Selected by American Society of Mechanical Engineers as the representative of the US Mechanical Engineers to visit China & Russia 1989 among others.

3. I feel the company is very fortunate to have a candidate of his experience and qualifications plus he has been a shareholder for quite sometime. Your support will be appreciated.

Very Respectfully,

John W. Adair

This news release contains forward-looking statements within the meaning of Securities Litigation Reform Act that involves risk and uncertainties, including exploration, development, operational and marketing and implementation risks, and other facts described from time to time in the company's public available SEC reports which could cause results to differ materially.


THE BOARD OF DIRECTORS OF ADAIR INTERNATIONAL OIL AND GAS, INC. CONSISTS OF MESSRS. JOHN W. ADAIR AND JALAL ALGHANI AND DR. JOHN EFTEKHAR. MR. ADAIR IS THE CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER OF ADAIR AND OWNS 10,400,101 SHARES (7.8%) OF ADAIR COMMON STOCK. MR. ALGHANI IS THE CHIEF FINANCIAL OFFICER OF ADAIR AND OWNS 10,384,000 SHARES (7.8%) OF ADAIR COMMON STOCK. THE BOARD OF DIRECTORS AND SENIOR EXECUTIVES OF ADAIR (INCLUDING MESSRS. ADAIR AND ALGHANI) WILL SEEK PROXIES FROM THE SHAREHOLDERS OF ADAIR TO RE-ELECT THE CURRENT MEMBERS OF THE BOARD OF DIRECTORS IN OPPOSITION TO SCORE. SHAREHOLDERS OF ADAIR SHOULD READ THE ADAIR INTERNATIONAL OIL AND GAS, INC. PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT CONTAINS IMPORTANT INFORMATION REGARDING THE ELECTION OF DIRECTORS. THE ADAIR INTERNATIONAL OIL AND GAS, INC. PROXY STATEMENT AND OTHER RELEVANT INFORMATION IS AVAILABLE FREE AT THE SECURITIES AND EXCHANGE COMMISSION WEB SITE AT WWW.SEC.GOV.

                                 CHAIRMAN UPDATE
                                 ---------------

    ADAIR INTERNATIONAL OIL AND GAS, INC. (AIGI.OB)  ANNOUNCES PROXY FIGHT FOR
                         UPCOMING SHAREHOLDERS MEETING.


John W. Adair, Chairman and CEO of Adair International Oil and Gas, Inc. announced today a proxy fight for the control of the Board of Directors for the Company. The opposition is lead by a small group of former employees who were unsuccessful in the proxy fight for the last fiscal year of the shareholders meeting where Adair as Chairman, received approximately 97% of the votes. The group under the name of SCORE has been waging an Internet fight for control of the company for the upcoming meeting. The opposition is headed by Mr. Richard
G. Boyce whom ADAIR has filed suit against, among others including Occidental. The center of the controversy is the Exploration Block 20 in the Republic of Yemen where ADAIR has a 30% working interest with Occidental controlling 50%. "These parties have damaged the company and the shareholders value with their actions and I do not believe the shareholders will be mislead by their allegations," stated John W. Adair, Chairman.


Exerts of the lawsuits ADAIR filed against the former employees and Occidental which are of public record are as follows:


                               CASE NO. 2001-63909

                                      FACTS

1. Boyce was President and Director of two of Adair's wholly owned subsidiaries, Adair Exploration, Inc. and Adair Yemen Exploration Limited. Boyce was a disgruntled employee and wanted to take over management of AIGI and waged an unsuccessful proxy fight to take control of AIGI's Board. Boyce's association with Adair ended in June 2001 when he lost his bid to take over control of Adair. Prior to the end of his association, Boyce took and is in possession of property belonging to Adair and its wholly owned subsidiaries.
2.   Swift  was  an  employee  of  Adair,  hired  to  serve  as  Controller. His association with Adair ended in October 2001 as a result of his incompetence. Prior to the end of his association with Adair, Swift took and is in possession of property belonging to Adair. Swift also disclosed certain sensitive financial and other private information of Adair to Boyce and others in violation of his ethical responsibilities as a Certified Public Accountant.
3. In November or December 2001, Boyce and Swift published the attached affidavits on a website with address http://TheNewAIGI.com. The attached
                                             ----------------------
     affidavits contain false statements and misleading information. The publication of these false statements have damaged Adair's business reputation.
4. Sometime in July through September of 2001, Mr. Boyce met with El Paso, an energy company that was in the middle of negotiations with Adair for certain financing of Adair's power projects. Boyce made damaging oral statements to El Paso that caused El Paso to not enter into a financing arrangement with Adair.

                        FIRST CAUSE OF ACTION-DEFAMATION

5. Defendants defamed Adair by making blatantly false statements to the general public, Adair's Shareholders, and Adair's customers, banks and other business contact.
6. Defendants were not privileged to publish their false oral and written statements.
7.   Defendants defamatory actions have proximately caused damages to Adair.

                  SECOND CAUSE OF ACTION-TORTIOUS INTERFERENCE

8. Defendant have tortiously interfered with Adair's prospective business relationship with El Paso, an energy company. These tortuous interferences were not justified or privileged.
9. Adair has suffered damages proximately caused by the Defendants' tortuous interference.

                        THIRD CAUSE OF ACTION-CONVERSION

10. Defendants took property belonging to Adair including (a) computer disks containing the property and (b) geological maps and surveys. The value of the property taken is excess of this court's minimum jurisdictional limits.
11. Defendants conversion of Adair's property to their own use has proximately caused Adair to suffer damages.

                FOURTH CAUSE OF ACTION-BREACH OF FIDUCIARY DUTIES

12. Swift owed fiduciary duties to Adair as an employee of and Certified Public Accountant for Adair. Swift breached his fiduciary duties by, among other things, conspiring with Boyce and others by breaching his confidentiality obligations as a certified public accountant.
13. Boyce knowingly and intentionally aided and abetted these breached of fiduciary duty.
14. Adair suffered damages proximately caused by the Defendants' breaches of fiduciary duties.

                        FIFTH CAUSE OF ACTION-CONSPIRACY

15. Defendants have joined together by a meeting of the minds among them to pursue by one or more unlawful and overt acts as common objectives or coarse of action to harm Adair in the ways described above for their own benefit.
16. Defendants engaged in these over actions in furtherance of their conspiracy as described above.
17.  This conspiracy has proximately caused damages to Adair


                                EXEMPLARY DAMAGES

18. Defendants engaged in these tortuous acts intentionally and with malice toward Adair. Therefore, Plaintiff seeks exemplary damages sufficient to discourage Defendant from committing such torts against others in the future.

         CASE 2001-52096 WHICH HAS BEEN TRANSFERRED TO THE FEDERAL COURT

                                      FACTS

1. Adair's parent, Adair International Oil and Gas, Inc. ("AIGI") obtained an extremely valuable oil and gas concession known as Block 20 in the Republic of Yemen, consisting of the right and obligation to explore and develop oil and gas in some 500,000 acres. The concession has the potential for discovery and production of hundreds of millions of barrels of oil.
2. AIGI brought Occidental into the deal based on the agreement that AIGI, through its subsidiaries Adair and Adair Yemen, would operate the concession during the exploratory phase and Occidental would operate if and when any commercial discoveries were made.
3. Adair Yemen's interest in the concession is extremely valuable, potentially worth hundreds of millions of dollars.
4. Boyce was President and a Director of both Adair and Adair Yemen. Boyce was an employee of Adair.
5. Ackerman was an employee of Adair, hired to serve as General Manager of Adair Yemen.
6.   Crandall was an employee of Adair.
7. Occidental decided to wrest the duties of operator away from Adair and to try to take over Adair's interest in the concession contrary to the terms of the operative agreements. As part of that effort, Occidental's subsidiary orchestrated, in concert with Boyce and Ackerman, an effort to remove Adair Yemen as operator, and instituted an international arbitration proceeding against Adair Yemen before the International Chamber of Commerce, International Court of Arbitration, in Paris, France to try to get Adair Yemen's interest declared forfeited.
8. Boyce was a disgruntled employee and wanted to take over management of AIGI and waged an unsuccessful proxy fight to take control of AIGI's Board. Boyce sought to capture control of the work on the Block 20 concession for the financial benefit of himself.
9. In the first half of 2001, while exploration was proceeding on Block 20, Boyce, Ackerman and Crandall plotted and worked together and with Occidental to achieve their own selfish purposes to the detriment of Adair and Adair Yemen and to deprive Adair Yemen of its rights and opportunities in the Block 20 concession. Boyce and Ackerman worked with Occidental to orchestrate the removal of Adair Yemen as operator, plotted with Occidental to arrange for their own future roles in the work on the concession, and mislead officials and business representatives of the Republic of Yemen. Boyce and Ackerman also improperly refused to turn over information regarding subcontracts to authorized personnel of Adair. Instead, the Defendants orchestrated turning over these subcontracts to Occidental to aid in its wrongful assertion of operator status.
10. Boyce, Ackerman, and Crandall used company resources on company time to work against the interest of Adair. They corresponded about their alternative plans of how to advance the interests of themselves and Occidental to the detriment of Adair and Adair Yemen.
11. Contrary to the interests of Adair and Adair Yemen and in direct violation of the position taken by Adair and Adair Yemen, Boyce and Ackerman turned over the office, office equipment, vehicles, files and all tangible and intangible assets and Yemen property of Adair Yemen to Occidental without authorization. They also encouraged Adair Yemen employees or contractors to abandon their obligations to Adair Yemen and to work instead for Occidental or its Yemeni subsidiary.
12. Ackerman purported to act on behalf of Adair and Adair Yemen thereafter without authorization and contrary to the interests of Adair and Adair

     Yemen and for the benefit of Occidental and the other Defendants even after his employment terminated.
13. After having set up and executed the plan for Occidental to attempt to wrest away operator status and the interest in the concession from Adair Yemen, Boyce resigned as Director of the Companies on June 15, 2001, and resigned as President and employee on June 18, 2001. (He was soundly defeated by shareholders in his Proxy Fight, not a part of paragraph 13)


               FIRST CAUSE OF ACTION - BREACH OF FIDUCIARY DUTIES

14. Boyce and Ackerman owed fiduciary duties to Adair and Adair Yemen. Crandall owed a fiduciary duty to Adair. Boyce, Ackerman and Crandall breached these fiduciary duties by, among other things, conspiring with each other and Occidental to deprive Adair and Adair Yemen of the full rights and benefits in the Block 20 concession, manipulating the relationship with subcontractors performing work on Block 20 to have that work supervised or directed by Occidental rather than Adair and/or to have such work performed or supervised by themselves, misappropriating assets belonging to Adair Yemen for the benefit of Occidental, misrepresenting Adair Yemen's status and their own status to officials in the Republic of Yemen and the public, and breaching the Company's confidentiality by unauthorized disclosures.
15. Occidental knowingly and intentionally aided and abetted these breaches of fiduciary duty.
16. Adair and Adair Yemen suffered damages proximately caused by the Defendants' breaches of fiduciary duties.

                 SECOND CAUSE OF ACTION - TORTIOUS INTERFERENCE

17. Occidental tortiously interfered with Adair's contracts with Boyce and/or Ackerman and Adair Yemen's subcontracts on the Block 20 concession.
18. Boyce, Ackerman, Crandall and Occidental have tortiously interfered with contractual and/or prospective business relations of Adair and Adair Yemen.
19.  These tortious interferences were not justified or privileged.
20. Adair and Adair Yemen have suffered damages proximately caused by the Defendants' tortiuous interference.

           THIRD CAUSE OF ACTION - USURPATION OF CORPORATE OPPORTUNITY

21. Adair Yemen had opportunities to profit from the operation of the exploration at Block 20 and from its interest in the Block 20 concession. Adair had opportunities to profit from services to be provided to Adair Yemen on behalf of the participants in Block 20.
22. Defendants have usurped, or aided and abetted the usurpation of corporate opportunities of Adair and Adair Yemen in the exploration and development of the Block 20 concession.

                FOURTH CAUSE OF ACTION - MISAPPROPRIATION AND/OR
                         CONVERSION OF CORPORATE ASSETS

23. Defendants have misappropriated and/or converted the assets of Adair Yemen in the Republic of Yemen.

24.  Alternatively, Boyce and Ackerman have wasted corporate assets of Adair
     Yemen.
25. Adair Yemen has suffered damages proximately caused by Defendants' misappropriation, conversion, or waste of its assets.

                       FIFTH CAUSE OF ACTION - CONSPIRACY

26. Occidental, Boyce, Ackerman and Crandall have joined together by a meeting of the minds among them to pursue by one or more unlawful and overt acts a common objective or coarse of action to harm Adair and Adair Yemen in the ways described above for their own benefit.
27. The Defendants engaged in these overt actions in furtherance of their conspiracy as described above.
28.  This conspiracy has proximately caused damages to Adair and Adair Yemen.

                                EXEMPLARY DAMAGES

29. Defendants engaged in these tortuous acts intentionally and with malice toward Adair and Adair Yemen. Occidental's actions were committed by and/or knowingly ratified by vice-principals of the company. Therefore, Plaintiffs seek exemplary damages sufficient to discourage Defendants from committing such torts against others in the future.

                                   CONDITIONS

30. Pursuant to Rule 54, all conditions precedent necessary to the recovery sought have been performed or have occurred.

                                   JURY DEMAND

31. Plaintiffs request a jury trial in this case. The appropriate fee has been paid.

                                     PRAYER

32. Wherefore, Plaintiffs respectfully pray that Defendants be cited to appear and at a trial by jury, that Plaintiff be awarded:

     a. Actual damages, as determined at trial, which could run into the hundreds of millions of dollars;
     b. Exemplary damages as determined at trial, which should be a multiple of the actual damages;
     c. Such prejudgment and post judgment interest as allowed by law or equity; and
     d.   Such other relief to which Plaintiffs may be justly entitled.

Case 2001-52096 has subsequently gone to Federal Court. The before information relating to the lawsuits is of Public Record.

"This is one of the most flagrant examples of a small group bashing a start up company for their own benefit that I have ever witnessed and with the current climate of Energy Companies, this proxy fight has damaged shareholder value. ADAIR has substantial projects potentially worth millions of dollars that take time to develop, all of which the current management has brought to the table.

"We will continue to develop the existing projects and others we have in the planning stages, which should bring substantial future value to our shareholders." stated, John W. Adair.

"The proxy fight with the many allegations against ADAIR via the Internet may be confusing to many shareholders but we have been advised to not go this direction due to the pending litigations. Please do not be mislead by this group. The shareholders meeting is the 15th of July 2002 as previously announced. Now is the time to stand tall and be counted."

"You the shareholders are important to us and your vote is appreciated," stated John W. Adair, Chairman

This news release contains forward looking statements within the meaning of Securities Litigation Reform Act that involves risk and uncertainties, including exploration, development, operational, marketing, and implementation risks, other facts described from time to time in the company's public available SEC reports which could cause results to differ materiality


THE BOARD OF DIRECTORS OF ADAIR INTERNATIONAL OIL AND GAS, INC. CONSISTS OF MESSRS. JOHN W. ADAIR AND JALAL ALGHANI AND DR. JOHN EFTEKHAR. MR. ADAIR IS THE CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER OF ADAIR AND OWNS 10,400,101 SHARES (7.8%) OF ADAIR COMMON STOCK. MR. ALGHANI IS THE CHIEF FINANCIAL OFFICER OF ADAIR AND OWNS 10,384,000 SHARES (7.8%) OF ADAIR COMMON STOCK. THE BOARD OF DIRECTORS AND SENIOR EXECUTIVES OF ADAIR (INCLUDING MESSRS. ADAIR AND ALGHANI) WILL SEEK PROXIES FROM THE SHAREHOLDERS OF ADAIR TO RE-ELECT THE CURRENT MEMBERS OF THE BOARD OF DIRECTORS IN OPPOSITION TO SCORE. SHAREHOLDERS OF ADAIR SHOULD READ THE ADAIR INTERNATIONAL OIL AND GAS, INC. PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT CONTAINS IMPORTANT INFORMATION REGARDING THE ELECTION OF DIRECTORS. THE ADAIR INTERNATIONAL OIL AND GAS, INC. PROXY STATEMENT AND OTHER RELEVANT INFORMATION IS AVAILABLE FREE AT THE SECURITIES AND EXCHANGE COMMISSION WEB SITE AT WWW.SEC.GOV.

To:         Shareholders

Date:       June  17,  2002

Subject:    Upcoming  Proxy  fight  with  response  to  SCORE

Dear        Shareholders,

     Pursuant to the subject of this letter, I respectfully submit to you the following relating to the upcoming shareholders meeting and the SCORE Proxy allegations:

     1. DRESSER ENGINEERING Term: I was formally President/C.E.O. of Dresser Engineering located in Tulsa. Oklahoma. Dresser was an old established company that was formed in 1929. Its forte among others was Natural Gas Processing and in short, I am very proud of the accomplishments of the company during my term as President, C.E.O. These accomplishments being through the efforts of the Engineers and employees of the company and it was an honor to be associated with such a company I was a minority 25% stockholder with the other shareholders being from New York and Canada. It is of public record the conflict I had with the other principle shareholder and when I could not buy his portion, I sold my shares. What I will say is that Dresser Engineering was a respected, successful company during my term . I stand on my record!

     2. FORMER EXPLORATION BLOCKS IN YEMEN: Shortly after the PSA's were signed, Yemen became upside down in a civil war between North and South Yemen. No one knew who was going to win and more importantly many oil companies left the area due to this instability. ADAIR filed Force Majeure. Mr. Richard G. Boyce knows this story really well and the many directions that the ministry can and have taken when pressure, whether it be financial or political, is applied.

     3. The SCORE group has contacted numerous individuals in my personal life and continue to do so. ADAIR has not gone to that level and will not but will attempt to explain the allegations as they are presented to the shareholders.

     4. MY DEGREES. My Bachelor and Master Degree is from Northeastern State University of which I am proud and I have not attempted to leave anything on my r sum out. Why doesn't Mr. Boyce, Crandall, Hinton and the prospective board members publish their r sum s with work record. At that time maybe Mr. Boyce can explain why he left Hunt Oil.

     5. The SCORE Group contacted the Cherokee Nation and attempted to get a negative quotation from them but were unsuccessful. I am Chairman of the Cherokee Nation Election Commission, which is the second largest tribe in the United States. During the last election, the tribe had a constitutional crisis between the Executive/Tribal Council and some Tribal members that was extremely violate. In order to bring some stability and give the Cherokee people faith in the electoral process, I contacted the Carter Foundation to monitor the elections. This was done and there was not one protest of the election results. I received a letter from former President Carter addressed to me that stated, "I am pleased the Carter Center could help with the Cherokee Nation Elections and I understand the Cherokee people feel more confident with the entire election process with the secrecy of the ballots guaranteed. This is no small part due to the integrity and transparency you brought to the position of Chairman of the National Election Commission. My colleagues and I commend your leadership in this important effort." Signed Jimmy Carter.

     6.   LETTER  FROM  EARL  K.  ROBERTS.
          When I came to Roberts Oil and Gas, Inc. it was at the invitation of Mr. Earl K. Roberts but during my time at the company numerous individuals associated with the company wanted me to remove Earl. I, out of loyalty did not, although it was his activities that are partially responsible for the company to not grow as planned despite the efforts of present management. Let's look at the facts and issues that present management had to over come due to the activities of Mr.
          Roberts:

                    A. UNKNOWN to me at the time of the merger, Mr. Robert's friend who was in the company was a CONVICTED FELON. I had never met a convicted felon but this had a very negative impact upon the efforts of the management to bring new life to the company.

                    B. UNKNOWN to me is that Mr. Roberts had formally completed a reverse 30 to 1 split that a number of old shareholders were still upset about.

                    C. UNKNOWN to me was that Mr. Earl Roberts did not have a masters degree from Harvard as he claimed.

                    D. UNKNOWN to me is that Mr. Earl K. Roberts was not a former Marine Corp Pilot as he claimed.

                    E. UNKNOWN to me was he had a number of Colombian shareholders who had traded a gas field with no pipeline where it could be utilized, for the shares in the company.

                    F. At the time of the merger, the company had no value in the market and no trading volume to speak up.

                    G. Ask Mr. Roberts what happened to the money he raised in TRICORE a company he helped form.

                    H. The present management worked for years to over come negative scars from previous activities, while at the same time trying to build worthwhile projects.

     7. LETS LOOK AT MR. JIM SCHINDLER who has been with Mr. Roberts from day one and is very aware of these activities which included the following activities that could be part of his reasoning for his letter:


          1. Mr. Schindler asked me to execute his stock option based on a note receivable from him. This I refused which I did not think was in the best interest of the company.

          2. Mr. Schindler owes the company back rent, which he has not paid and probably thinks the SCORE group will forgive if they are elected.

          3.   His  upcoming  deposition  will  disclose  other  facts.

                            AGAIN SCORE IS SCORELESS
                            ------------------------

                            STATEMENT OF THE CHAIRMAN
                            -------------------------

ADAIR INTERNATIONAL OIL AND GAS, INC. (AIGI.OB) ANNOUNCES PROXY FIGHT FOR UPCOMING SHAREHOLDERS MEETING.

John W. Adair, Chairman and CEO of Adair International Oil and Gas, Inc. announced today a proxy fight for the control of the Board of Directors for the Company. The opposition is lead by a small group of former employees who were unsuccessful in the proxy fight for the last fiscal year of the shareholders meeting where Adair as Chairman, received approximately 97% of the votes. The group under the name of SCORE has been waging an Internet fight for control of the company for the upcoming meeting. The opposition is headed by Mr. Richard
G. Boyce whom ADAIR has filed suit against, among others including Occidental. The center of the controversy is the Exploration Block 20 in the Republic of Yemen where ADAIR has a 30% working interest with Occidental controlling 50%. "These parties have damaged the company and the shareholders value with their actions and I do not believe the shareholders will be mislead by their allegations," stated John W. Adair, Chairman.


"Mr. Richard G. Boyce was President and Director of two of Adair's wholly owned subsidiaries, Adair Exploration, Inc. and Adair Yemen Exploration Limited. Boyce was a disgruntled employee and wanted to take over management of AIGI and waged an unsuccessful proxy fight to take control of AIGI's Board. Boyce's association with Adair ended in June 2001 when he lost his bid to take over control of Adair. Prior to the end of his association, Boyce took and is in possession of property belonging to Adair and its wholly owned subsidiaries" stated, John W. Adair. Adair also pointed out the following information.

Mr. Larry Swift was an employee of Adair, hired to serve as Controller. His association with Adair ended in October 2001 as a result of his incompetence. Prior to the end of his association with Adair, Swift took and is in possession of property belonging to Adair. Swift also disclosed certain sensitive financial and other private information of Adair to Boyce and others in violation of his ethical responsibilities as a Certified Public Accountant.

"In November or December 2001, Boyce and Swift published affidavits on a website with address http://TheNewAIGI.com. The affidavits contain false statements and
              ---------------------
misleading information. The publication of these false statements have damaged Adair's business reputation" stated Adair.

Sometime in July through September of 2001, Mr. Boyce met with El Paso, an energy company that was in the middle of negotiations with Adair for certain financing of Adair's power projects. Boyce made damaging oral statements to El Paso that caused El Paso to not enter into a financing arrangement with Adair, according to the filed lawsuit.

Richard G. Boyce defamed Adair by making blatantly false statements to the general public, Adair's Shareholders, and Adair's customers, banks and other business contact. Also, Richard G. Boyce and Larry Swift were not privileged to publish their false oral and written statements and their defamatory actions have proximately caused damages to Adair.

Boyce and Swift have tortiously interfered with Adair's prospective business relationship with El Paso, an energy company. These tortuous interferences were not justified or privileged. Adair has suffered damages proximately caused by Boyce and Swift's tortuous interference.

Boyce and Swift took property belonging to Adair including (a) computer disks containing the property and (b) geological maps and surveys. The value of the property taken is excess of this court's minimum jurisdictional limits.

Boyce and Swift conversion of Adair's property to their own use has proximately caused Adair to suffer damages.

Larry Swift owed fiduciary duties to Adair as an employee of and Certified Public Accountant for Adair. Swift breached his fiduciary duties by, among other things, conspiring with Boyce and others by breaching his confidentiality obligations as a certified public accountant .Richard G. Boyce knowingly and intentionally aided and abetted these breached of fiduciary duty. Through their actions, Adair suffered damages proximately caused by the Defendants' breaches of fiduciary duties.

Boyce and Swift have joined together by a meeting of the minds among them to pursue by one or more unlawful and overt acts as common objectives or coarse of action to harm Adair in the ways described above for their own benefit. Boyce and Swift engaged in these overt actions in furtherance of their conspiracy as described above. This conspiracy has proximately caused damages to Adair

Boyce and Swift engaged in these tortuous acts intentionally and with malice toward Adair. Therefore, Adair seeks exemplary damages sufficient to discourage Boyce and Swift from committing such torts against others in the future.

In addition, Adair's parent, Adair International Oil and Gas, Inc. ("AIGI") obtained an extremely valuable oil and gas concession known as Block 20 in the Republic of Yemen, consisting of the right and obligation to explore and develop oil and gas in some 500,000 acres. The concession has the potential for discovery and production of hundreds of millions of barrels of oil.

AIGI brought Occidental into the deal based on the agreement that AIGI, through its subsidiaries Adair and Adair Yemen, would operate the concession during the exploratory phase and Occidental would operate if and when any commercial discoveries were made.

Adair Yemen's interest in the concession is extremely valuable, potentially worth hundreds of millions of dollars.

Boyce was President and a Director of both Adair and Adair Yemen. Boyce was an employee of Adair.

Mr. Gene Ackerman was an employee of Adair, hired to serve as General Manager of Adair Yemen and Dave Crandall was also an employee of Adair.

Occidental decided to wrest the duties of operator away from Adair and to try to take over Adair's interest in the concession contrary to the terms of the operative agreements. As part of that effort, Occidental's subsidiary orchestrated, in concert with Boyce and Ackerman, an effort to remove Adair Yemen as operator, and instituted an international arbitration proceeding against Adair Yemen before the International Chamber of Commerce, International Court of Arbitration, in Paris, France to try to get Adair Yemen's interest declared forfeited.

Boyce was a disgruntled employee and wanted to take over management of AIGI and waged an unsuccessful proxy fight to take control of AIGI's Board. Boyce sought to capture control of the work on the Block 20 concession for the financial benefit of himself.

In the first half of 2001, while exploration was proceeding on Block 20, Boyce, Ackerman and Crandall plotted and worked together and with Occidental to achieve their own selfish purposes to the detriment of Adair and Adair Yemen and to deprive Adair Yemen of its rights and opportunities in the Block 20 concession. Boyce and Ackerman worked with Occidental to orchestrate the removal of Adair Yemen as operator, plotted with Occidental to arrange for their own future roles in the work on the concession, and mislead officials and business representatives of the Republic of Yemen. Boyce and Ackerman also improperly refused to turn over information regarding subcontracts to authorized personnel of Adair. Instead,, Boyce, Ackerman and Crandall orchestrated turning over these subcontracts to Occidental to aid in its wrongful assertion of operator status.

Boyce, Ackerman, and Crandall used company resources on company time to work against the interest of Adair. They corresponded about their alternative plans of how to advance the interests of themselves and Occidental to the detriment of Adair and Adair Yemen.

Contrary to the interests of Adair and Adair Yemen and in direct violation of the position taken by Adair and Adair Yemen, Boyce and Ackerman turned over the office, office equipment, vehicles, files and all tangible and intangible assets and Yemen property of Adair Yemen to Occidental without authorization. They also encouraged Adair Yemen employees or contractors to abandon their obligations to Adair Yemen and to work instead for Occidental or its Yemeni subsidiary.

Ackerman purported to act on behalf of Adair and Adair Yemen thereafter without authorization and contrary to the interests of Adair and Adair Yemen and for the benefit of Occidental, Boyce, and Crandall even after his employment terminated.

After having set up and executed the plan for Occidental to attempt to wrest away operator status and the interest in the concession from Adair Yemen, Boyce resigned as Director of the Companies on June 15, 2001, and resigned as President and employee on June 18, 2001. (HE WAS SOUNDLY DEFEATED BY SHAREHOLDERS IN HIS PREVIOUS PROXY FIGHT)

Mr. Richard G. Boyce and Mr. Gene Ackerman owed fiduciary duties to Adair and Adair Yemen. Crandall owed a fiduciary duty to Adair. Boyce, Ackerman and Crandall breached these fiduciary duties by, among other things, conspiring with each other and Occidental to deprive Adair and Adair Yemen of the full rights and benefits in the Block 20 concession, manipulating the relationship with subcontractors performing work on Block 20 to have that work supervised or directed by Occidental rather than Adair and/or to have such work performed or supervised by themselves, misappropriating assets belonging to Adair Yemen for the benefit of Occidental, misrepresenting Adair Yemen's status and their own status to officials in the Republic of Yemen and the public, and breaching the Company's confidentiality by unauthorized disclosures.

Occidental knowingly and intentionally aided and abetted these breaches of fiduciary duty.

Adair and Adair Yemen suffered damages proximately caused by Occidental, Boyce, Ackerman and Crandall' breaches of fiduciary duties.

Occidental tortiously interfered with Adair's contracts with Boyce and/or Ackerman and Adair Yemen's subcontracts on the Block 20 concession.

Boyce, Ackerman, Crandall and Occidental have tortiously interfered with contractual and/or prospective business relations of Adair and Adair Yemen. These tortious interferences were not justified or privileged.

Adair and Adair Yemen have suffered damages proximately caused by Occidental, Boyce, Ackerman and Crandall' tortiuous interference.

Adair Yemen had opportunities to profit from the operation of the exploration at Block 20 and from its interest in the Block 20 concession. Adair had opportunities to profit from services to be provided to Adair Yemen on behalf of the participants in Block 20.

Occidental, Boyce, Ackerman and Crandall have usurped, or aided and abetted the usurpation of corporate opportunities of Adair and Adair Yemen in the exploration and development of the Block 20 concession.

Occidental, Boyce, Ackerman and Crandall have misappropriated and/or converted the assets of Adair Yemen in the Republic of Yemen. Alternatively, Boyce and Ackerman have wasted corporate assets of Adair Yemen. Adair Yemen has suffered damages proximately caused by Occidental ,Boyce, Ackerman and Crandall' misappropriation, conversion, or waste of its assets.

Occidental, Boyce, Ackerman and Crandall have joined together by a meeting of the minds among them to pursue by one or more unlawful and overt acts a common objective or coarse of action to harm Adair and Adair Yemen in the ways described above for their own benefit.

Occidental, Boyce, Ackerman and Crandall engaged in these overt actions in furtherance of their conspiracy as described above. This conspiracy has proximately caused damages to Adair and Adair Yemen.

THE BEFORE IS A SUMMARY OF INFORMATION RELATING TO THE LAWSUITS THAT ARE OF PUBLIC RECORD.

"This is one of the most flagrant examples of a small group bashing a start up company for their own benefit that I have ever witnessed and with the current climate of energy companies, this proxy fight has damaged shareholder value. ADAIR has substantial projects potentially worth millions of dollars that take time to develop, all of which the current management has brought to the table. "We will continue to develop the existing projects and others we have in the planning stages, which should bring substantial future value to our shareholders." stated, John W. Adair.

"The proxy fight with the many allegations against ADAIR via the Internet may be confusing to many shareholders but we have been advised to not go this direction due to the pending litigations. Please do not be mislead by this group. The shareholders meeting is the 15th of July 2002 as previously announced. Now is the time to stand tall and be counted."

"YOU THE SHAREHOLDERS ARE IMPORTANT TO US AND YOUR VOTE IS APPRECIATED," stated John W. Adair, Chairman

DO NOT BE MISLED BY THESE INDIVIDUALS WHO AIM IS TO DESTROY SHAREHOLDER VALUE. WE WILL PREVAIL IN THE UPCOMING SHAREHOLDERS MEETING WITH YOUR SUPPORT.

Respectfully,

John  W.  Adair


THE BOARD OF DIRECTORS OF ADAIR INTERNATIONAL OIL AND GAS, INC. CONSISTS OF MESSRS. JOHN W. ADAIR AND JALAL ALGHANI AND DR. JOHN EFTEKHAR. MR. ADAIR IS THE CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER OF ADAIR AND OWNS 10,400,101 SHARES (7.8%) OF ADAIR COMMON STOCK. MR. ALGHANI IS THE CHIEF FINANCIAL OFFICER OF ADAIR AND OWNS 10,384,000 SHARES (7.8%) OF ADAIR COMMON STOCK. THE BOARD OF DIRECTORS AND SENIOR EXECUTIVES OF ADAIR (INCLUDING MESSRS. ADAIR AND ALGHANI) WILL SEEK PROXIES FROM THE SHAREHOLDERS OF ADAIR TO RE-ELECT THE CURRENT MEMBERS OF THE BOARD OF DIRECTORS IN OPPOSITION TO SCORE. SHAREHOLDERS OF ADAIR SHOULD READ THE ADAIR INTERNATIONAL OIL AND GAS, INC. PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT CONTAINS IMPORTANT INFORMATION REGARDING THE ELECTION OF DIRECTORS. THE ADAIR INTERNATIONAL OIL AND GAS, INC. PROXY STATEMENT AND OTHER RELEVANT INFORMATION IS AVAILABLE FREE AT THE SECURITIES AND EXCHANGE COMMISSION WEB SITE AT WWW.SEC.GOV.

                                 CHAIRMAN UPDATE
                                 ---------------

From:    John W. Adair

To:      ADAIR INTERNATIONAL OIL & GAS, INC. SHAREHOLDERS

Date:    June 19, 2002

Subject: John Eftekhar, Ph.D., PE , New Prospective Board Member's Statement.

John Eftekhar, Ph.D., PE, has been nominated to serve on the Board of Directors of Adair International Oil and Gas, Inc.

                   PRIORITIES OF DR. JOHN EFTEKHAR, Ph.D., PE

As a member of the Board of Directors, John Eftekhar lists restoring confidence in the business and earning shareholders trust and support as his top priorities. His primary job is commitment to shareholders, oversee continued conduct of business with integrity and honesty, and remain committed to the long-term goal of becoming a leading independent energy company.

The company at present has the proper vision in developing natural gas fired power projects as the primary focus for growth. Foreign exploration for oil and gas has its rewards, however, it requires upfront expenditures and the company at present is not ready for this endeavor.

Domestic oil and gas acquisitions that are cash producing should be a primary focus of the company and I have the proper relationship with well-known geologists and petroleum engineers that can bring substantial expertise to the company. Retrospectively, no company can grow despite its expertise and magnificent projects, without proper financing and financial backing.

"FINANCIAL BACKING IS THE ONE INGREDIENT THIS COMPANY LACKS AND THAT WILL BE MY PRIMARY FOCUS TO BRING INCREASED SUBSTANTIAL SHAREHOLDER VALUE. I HAVE BEEN A SHAREHOLDER FOR OVER ONE (1) YEAR AND OWN OVER ONE (1) MILLION SHARES. IN SHORT, I BELIEVE IN THIS COMPANY," STATED DR. EFTEKHAR.

John, a native of San Antonio, has been a faculty of mechanical engineering and biomechanics at the University of Texas-San Antonio (UTSA) since 1984. He has served in a variety of executive and professional positions, including founding director of the university machine shop and past chairman of mechanical engineering program. During his tenure at UTSA, he has served as the chair of over sixty-five (65) committees and has taught over thirty (30) different engineering courses at the undergraduate and graduate levels. John is also the president of Inno Tech Engineering Services, a consulting engineering firm in the area of design, patent evaluation, accident reconstruction, and failure analysis. He has served as a consultant to the United States Air Force and Department of defense, Federal Government, Bexar County, and City of San Antonio. He is a Fellow of American Society of Mechanical Engineers (ASME) and was selected as the representative of United States Mechanical Engineers to Visit China and Russia. He is 1996 Who's Who Among America's Teachers, 1995 Sterling Who's Who (Top List), 1992 and 1993 Who's Who in America, 1990 Who's Who in American Education, 1990 Who's Who in South and Southwest. He has been nominated for several teaching awards, and has received the 2002 President's Distinguish Service Award at UTSA. He was also elected for the United States
Scientific Advisory Board and had served on the board of directors of several companies. He has received Certificates of Recognition and Appreciation for Dedicated Service to Society of Automotive Engineers in 1989, 1991, 1995, and 1997. Currently, he is serving on the board of trustees of Retama Park-Turf and Field.

Dr. Eftekhar holds a bachelor degree in mechanical engineering, a master's degree in mechanical engineering (design and energy), and has completed the course work for the master's program in engineering science and mechanics. He received his Ph.D. in mechanical engineering from the University of Texas-Arlington and has completed over twenty-five (25) short courses. John has also conducted over twelve (12) seminars for engineers, insurance companies and attorneys. He is a certified professional engineer in Texas.


THE BOARD OF DIRECTORS OF ADAIR INTERNATIONAL OIL AND GAS, INC. CONSISTS OF MESSRS. JOHN W. ADAIR AND JALAL ALGHANI AND DR. JOHN EFTEKHAR. MR. ADAIR IS THE CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER OF ADAIR AND OWNS 10,400,101 SHARES (7.8%) OF ADAIR COMMON STOCK. MR. ALGHANI IS THE CHIEF FINANCIAL OFFICER OF ADAIR AND OWNS 10,384,000 SHARES (7.8%) OF ADAIR COMMON STOCK. THE BOARD OF DIRECTORS AND SENIOR EXECUTIVES OF ADAIR (INCLUDING MESSRS. ADAIR AND ALGHANI) WILL SEEK PROXIES FROM THE SHAREHOLDERS OF ADAIR TO RE-ELECT THE CURRENT MEMBERS OF THE BOARD OF DIRECTORS IN OPPOSITION TO SCORE. SHAREHOLDERS OF ADAIR SHOULD READ THE ADAIR INTERNATIONAL OIL AND GAS, INC. PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT CONTAINS IMPORTANT INFORMATION REGARDING THE ELECTION OF DIRECTORS. THE ADAIR INTERNATIONAL OIL AND GAS, INC. PROXY STATEMENT AND OTHER RELEVANT INFORMATION IS AVAILABLE FREE AT THE SECURITIES AND EXCHANGE COMMISSION WEB SITE AT WWW.SEC.GOV.